EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-148982, 333-164563 and 333-174266, including a base prospectus dated April 16, 2010 and a prospectus supplement dated September 29, 2010 and a base prospectus dated May 26, 2011 and a prospectus supplement dated June 23, 2011) and on Form S-8 (File No. 333-178970) of Zion Oil & Gas, Inc. of our report dated March 7, 2012 relating to the financial statements which appears in this Form 10-K.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston Texas

March 7, 2012